Exhibit 99.1
Corporate Communications Department
NEWS Release

Textron Reports First Quarter 2021 Results

•EPS of $0.75; adjusted EPS of $0.70
•Operating margin of 8.9%, up from 5.6% a year ago
•Revenue up $102 million, or 3.7% from prior year
•Net cash from operating activities of $107 million, up $500 million from prior year
•Aviation backlog $2.1 billion, up $452 million from year-end 2020
•Full-year adjusted EPS outlook raised by $0.10

Providence, Rhode Island – April 29, 2021 – Textron Inc. (NYSE: TXT) today reported first quarter 2021 net income of $0.75 per share. Adjusted net income, a non-GAAP measure that is defined and reconciled to GAAP in an attachment to this release, was $0.70 per share for the first quarter of 2021, compared to $0.35 per share in the first quarter of 2020.

“Revenues were higher in the quarter primarily driven by higher volumes at Industrial and Bell, with solid margin performance across all our segments,” said Textron Chairman and CEO Scott C. Donnelly. “We also saw improving commercial aircraft demand at both Aviation and Bell in the quarter.”

Cash Flow

Net cash provided by operating activities of continuing operations of the manufacturing group for the first quarter was $107 million, compared to a cash outflow of $393 million last year. Manufacturing cash flow before pension contributions, a non-GAAP measure that is defined and reconciled to GAAP in an attachment to this release, totaled $71 million compared to a use of cash of $430 million last year.

In the quarter, Textron returned $91 million to shareholders through share repurchases.

Outlook

Textron now expects 2021 earnings per share from continuing operations to be in a range of $2.76 to $3.00, or $2.80 to $3.00 on an adjusted basis, up $0.10 from our previous outlook. Textron reiterated its expectation for cash flow from continuing operations of the manufacturing group before pension contributions of $600 to $700 million with planned pension contributions of about $50 million.

Donnelly continued, “With a strong start to the year, we expect to see continuing improvements in commercial demand across our end-markets.”

First Quarter Segment Results

Textron Aviation

Revenues at Textron Aviation of $865 million were down $7 million from the first quarter of 2020, due to lower volume, primarily reflecting lower aftermarket volume, partially offset by higher pricing.

Textron Aviation delivered 28 jets, up from 23 last year, and 14 commercial turboprops, down from 16 last year.

Segment profit was $47 million in the first quarter, up $44 million from a year ago, primarily due to a favorable impact from performance of $25 million and a favorable mix of products sold.

Textron Aviation backlog at the end of the first quarter was $2.1 billion.

Bell

Bell revenues were $846 million, up $23 million from last year, on higher commercial revenues of $66 million, partially offset by lower military revenues.

Bell delivered 17 commercial helicopters in the quarter, up from 15 last year.

Segment profit of $105 million was down $10 million, primarily due to an unfavorable impact from performance reflecting higher research and development costs in the quarter, largely related to the future vertical lift programs.

Bell backlog at the end of the first quarter was $5.2 billion.

Textron Systems

Revenues at Textron Systems were $328 million, flat with last year.

Segment profit of $51 million was up $25 million from a year ago, primarily due to a favorable impact from performance and other of $27 million.

Textron Systems’ backlog at the end of the first quarter was $2.4 billion.

Industrial

Industrial revenues were $825 million, an increase of $85 million from last year, primarily due to higher volume and mix of $47 million and a favorable impact of $20 million from pricing, primarily in the Specialized Vehicles product line, and $18 million from foreign exchange rate fluctuations.

Segment profit of $47 million was up $38 million from the first quarter of 2020, reflecting higher volume and mix of $16 million, favorable pricing, net of inflation of $11 million and favorable performance of $11 million, largely in the Specialized Vehicles product line.

Finance

Finance segment revenues were up $1 million, and profit was up $3 million from last year’s first quarter.

Conference Call Information

Textron will host its conference call today, April 29, 2021 at 8:00 a.m. (Eastern) to discuss its results and outlook. The call will be available via webcast at www.textron.com or by direct dial at (844) 721-7241 in the U.S. or (409) 207-6955 outside of the U.S.; Access Code: 4252363.

In addition, the call will be recorded and available for playback beginning at 11:00 a.m. (Eastern) on Thursday, April 29, 2021 by dialing (402) 970-0847; Access Code: 9928221.

A package containing key data that will be covered on today’s call can be found in the Investor Relations section of the company’s website at www.textron.com.

About Textron Inc.
Textron Inc. is a multi-industry company that leverages its global network of aircraft, defense, industrial and finance businesses to provide customers with innovative solutions and services. Textron is known around the world for its powerful brands such as Bell, Cessna, Beechcraft, Hawker, Jacobsen, Kautex, Lycoming, E-Z-GO, Arctic Cat, Textron Systems, and TRU Simulation + Training. For more information visit: www.textron.com.
###

Forward-looking Information
Certain statements in this release and other oral and written statements made by us from time to time are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which may describe strategies, goals, outlook or other non-historical matters, or project revenues, income, returns or other financial measures, often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “guidance,” “project,” “target,” “potential,” “will,” “should,” “could,” “likely” or “may” and similar expressions intended to identify forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors that may cause our actual results to differ materially from those expressed or implied by such forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to update or revise any forward-looking statements.  In addition to those factors described in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q under “Risk Factors”, among the factors that could cause actual results to differ materially from past and projected future results are the following: Interruptions in the U.S. Government’s ability to fund its activities and/or pay its obligations; changing priorities or reductions in the U.S. Government defense budget, including those related to military operations in foreign countries; our ability to perform as anticipated and to control costs under contracts with the U.S. Government; the U.S. Government’s ability to unilaterally modify or terminate its contracts with us for the U.S. Government’s convenience or for our failure to perform, to change applicable procurement and accounting policies, or, under certain circumstances, to withhold payment or suspend or debar us as a contractor eligible to receive future contract awards; changes in foreign military funding priorities or budget constraints and determinations, or changes in government regulations or policies on the export and import of military and commercial products; volatility in the global economy or changes in worldwide political conditions that adversely impact demand for our products; volatility in interest rates or foreign exchange rates; risks related to our international business, including establishing and maintaining facilities in locations around the world and relying on joint venture partners, subcontractors, suppliers, representatives, consultants and other business partners in connection with international business, including in emerging market countries; our Finance segment’s ability to maintain portfolio credit quality or to realize full value of receivables; performance issues with key suppliers or subcontractors; legislative or regulatory actions, both domestic and foreign, impacting our operations or demand for our products; our ability to control costs and successfully implement various cost-reduction activities; the efficacy of research and development investments to develop new products or unanticipated expenses in connection with the launching of significant new products or programs; the timing of our new product launches or certifications of our new aircraft products; our ability to keep pace with our competitors in the introduction of new products and upgrades with features and technologies desired by our customers; pension plan assumptions and future contributions; demand softness or volatility in the markets in which we do business; cybersecurity threats, including the potential misappropriation of assets or sensitive information, corruption of data or, operational disruption; difficulty or unanticipated expenses in connection with integrating acquired businesses; the risk that acquisitions do not perform as planned, including, for example, the risk that acquired businesses will not achieve revenue and profit projections; the impact of changes in tax legislation; and risks and uncertainties related to the impact of the COVID-19 pandemic on our business and operations.

Investor Contacts:
Eric Salander – 401-457-2288
Cameron Vollmuth – 401-457-2288

Media Contact:
Mike Maynard – 401-457-2362

TEXTRON INC.
Revenues by Segment and Reconciliation of Segment Profit to Net Income
(Dollars in millions, except per share amounts)
(Unaudited)

	Three months ended
	April 3, 2021	April 4, 2020
REVENUES
MANUFACTURING:
Textron Aviation	$865	$872
Bell	846	823
Textron Systems	328	328
Industrial	825	740
	2,864	2,763
FINANCE	15	14
Total Revenues	$2,879	$2,777

SEGMENT PROFIT
MANUFACTURING:
Textron Aviation	$47	$3
Bell	105	115
Textron Systems	51	26
Industrial	47	9
	250	153
FINANCE	6	3
Segment Profit	256	156

Corporate expenses and other, net	(40)	(14)
Interest expense, net for Manufacturing group	(35)	(34)
Special charges (a)	(6)	(39)
Gain on business disposition (b)	15	—
Income before income taxes	190	69
Income tax expense	(19)	(19)
Net Income	$171	$50

Earnings Per Share	$0.75	$0.22

Diluted average shares outstanding	228,284,000	228,927,000

Net Income and Diluted Earnings Per Share (EPS) GAAP to Non-GAAP Reconciliation:

	Three months ended
	April 3, 2021	April 4, 2020
Net Income - GAAP	$171	$50
Add: Special charges, net of tax (a)	4	30
Less: Gain on business disposition, net of tax (b)	(15)	—
Adjusted Net Income - Non-GAAP (c)	$160	$80

Earnings Per Share:
Net Income - GAAP	$0.75	$0.22
Add: Special charges, net of tax (a)	0.02	0.13
Less: Gain on business disposition, net of tax (b)	(0.07)	—
Adjusted Net Income - Non-GAAP (c)	$0.70	$0.35

(a)In the second quarter of 2020, we initiated a restructuring plan to reduce operating expenses through headcount reductions, facility consolidations and other actions in response to the economic challenges and uncertainty resulting from the COVID-19 pandemic. The restructuring plan primarily impacted the TRU Simulation + Training business within the Textron Systems segment and the Industrial and Textron Aviation segments. In connection with this plan, we incurred special charges of $6 million for the three months ended April 3, 2021. Special charges for the three months ended April 4, 2020 included the impairment of indefinite-lived trade name intangible assets, primarily in the Textron Aviation segment.
(b)On January 25, 2021, we completed the sale of TRU Simulation + Training Canada Inc. which resulted in an after-tax gain of $15 million.
(c)Adjusted net income and adjusted diluted earnings per share are non-GAAP financial measures as defined in "Non-GAAP Financial Measures" attached to this release.

Textron Inc.
Condensed Consolidated Balance Sheets
(In millions)
(Unaudited)

	April 3, 2021	January 2, 2021
Assets
Cash and equivalents	$1,897	$2,146
Accounts receivable, net	883	787
Inventories	3,705	3,513
Other current assets	899	950
Net property, plant and equipment	2,478	2,516
Goodwill	2,152	2,157
Other assets	2,468	2,436
Finance group assets	932	938
Total Assets	$15,414	$15,443

Liabilities and Shareholders' Equity
Current portion of long-term debt	$257	$509
Accounts payable	1,033	776
Other current liabilities	1,833	1,985
Other liabilities	2,340	2,357
Long-term debt	3,183	3,198
Finance group liabilities	772	773
Total Liabilities	9,418	9,598

Total Shareholders' Equity	5,996	5,845
Total Liabilities and Shareholders' Equity	$15,414	$15,443

TEXTRON INC.
MANUFACTURING GROUP
Condensed Schedule of Cash Flows
(In millions)
(Unaudited)

	Three months ended
	April 3, 2021	April 4, 2020
Cash Flows from Operating Activities:
Net income	$177	$48
Depreciation and amortization	88	89
Gain on business disposition	(15)	—
Deferred income taxes and income taxes receivable/payable	(12)	9
Asset impairments	3	39
Pension, net	(23)	(5)
Changes in assets and liabilities:
Accounts receivable, net	(103)	47
Inventories	(178)	(368)
Accounts payable	259	(49)
Other, net	(89)	(203)
Net cash from operating activities	107	(393)
Cash Flows from Investing Activities:
Capital expenditures	(53)	(50)
Net proceeds from business disposition	39	—
Other investing activities, net	—	(6)
Net cash from investing activities	(14)	(56)
Cash Flows from Financing Activities:
Increase in short-term debt	—	603
Net proceeds from long-term debt	—	643
Proceeds from borrowings against corporate-owned insurance policies	—	377
Principal payments on long-term debt and nonrecourse debt	(267)	(7)
Purchases of Textron common stock	(91)	(54)
Dividends paid	(5)	(5)
Other financing activities, net	24	(9)
Net cash from financing activities	(339)	1,548
Total cash flows from continuing operations	(246)	1,099
Total cash flows from discontinued operations	—	(1)
Effect of exchange rate changes on cash and equivalents	(3)	(16)
Net Change in Cash and Equivalents	(249)	1,082
Cash and Equivalents at Beginning of Period	2,146	1,181
Cash and Equivalents at End of Period	$1,897	$2,263

Manufacturing Cash Flow GAAP to Non-GAAP Reconciliation:

	Three months ended
	April 3, 2021	April 4, 2020
Net Cash from Operating Activities - GAAP	$107	$(393)
Less: Capital expenditures	(53)	(50)
Plus: Total pension contribution	17	12
Proceeds from the sale of property, plant and equipment	—	1
Manufacturing Cash Flow Before Pension Contributions - Non-GAAP (a)	$71	$(430)
(a) Manufacturing cash flow before pension contributions is a non-GAAP financial measure as defined in "Non-GAAP Financial Measures" attached to this release.

TEXTRON INC.
Condensed Consolidated Schedule of Cash Flows
(In millions)
(Unaudited)

	Three months ended
	April 3, 2021	April 4, 2020
Cash Flows from Operating Activities:
Net income	$171	$50
Depreciation and amortization	90	90
Gain on business disposition	(15)	—
Deferred income taxes and income taxes receivable/payable	—	10
Asset impairments	3	39
Pension, net	(23)	(5)
Changes in assets and liabilities:
Accounts receivable, net	(103)	47
Inventories	(178)	(368)
Accounts payable	259	(49)
Captive finance receivables, net	69	—
Other, net	(92)	(208)
Net cash from operating activities	181	(394)
Cash Flows from Investing Activities:
Capital expenditures	(53)	(50)
Net proceeds from business disposition	39	—
Finance receivables repaid	13	13
Other investing activities, net	6	(6)
Net cash from investing activities	5	(43)
Cash Flows from Financing Activities:
Increase in short-term debt	—	603
Net proceeds from long-term debt	—	643
Proceeds from borrowings against corporate-owned insurance policies	—	377
Principal payments on long-term debt and nonrecourse debt	(287)	(24)
Purchases of Textron common stock	(91)	(54)
Dividends paid	(5)	(5)
Other financing activities, net	24	3
Net cash from financing activities	(359)	1,543
Total cash flows from continuing operations	(173)	1,106
Total cash flows from discontinued operations	—	(1)
Effect of exchange rate changes on cash and equivalents	(3)	(16)
Net Change in Cash and Equivalents	(176)	1,089
Cash and Equivalents at Beginning of Period	2,254	1,357
Cash and Equivalents at End of Period	$2,078	$2,446

TEXTRON INC.
Non-GAAP Financial Measures
(Dollars in millions, except per share amounts)
We supplement the reporting of our financial information determined under U.S. generally accepted accounting principles (GAAP) with certain non-GAAP financial measures. These non-GAAP financial measures exclude certain significant items that may not be indicative of, or are unrelated to, results from our ongoing business operations. We believe that these non-GAAP measures may be useful for period-over-period comparisons of underlying business trends and our ongoing business performance, however, they should be used in conjunction with GAAP measures. Our non-GAAP measures should not be considered in isolation or as a substitute for the related GAAP measures, and other companies may define similarly named measures differently. We encourage investors to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. We utilize the following definitions for the non-GAAP financial measures included in this release and have provided a reconciliation of the GAAP to non-GAAP amounts for each measure:

Adjusted Net Income and Adjusted Diluted Earnings Per Share
Adjusted net income and adjusted diluted earnings per share exclude special charges, net of tax. We consider items recorded in special charges, such as enterprise-wide restructuring, certain asset impairment charges, and acquisition-related restructuring, integration and transaction costs, to be of a non-recurring nature that is not indicative of ongoing operations. The gain on disposition, net of tax is also excluded as it relates to a disposition in connection with our enterprise-wide restructuring plan, which resulted in the sale of the TRU Simulation + Training Canada Inc. business (TRU Canada).

	Three months ended
	April 3, 2021	April 4, 2020
Net Income - GAAP	$171	$50
Add: Special charges, net of tax	4	30
Less: Gain on disposition, net of tax	(15)	—
Adjusted Net Income - Non-GAAP	$160	$80

Earnings Per Share:
Net Income - GAAP	$0.75	$0.22
Add: Special charges, net of tax	0.02	0.13
Less: Gain on disposition, net of tax	(0.07)	—
Adjusted Net Income - Non-GAAP	$0.70	$0.35

	2021 Outlook
				Diluted EPS
Net Income - GAAP	$630	—	$685	$2.76	—	$3.00
Add: Special charges, net of tax (a)	25	—	15	0.11	—	0.07
Less: Gain on disposition, net of tax (b)	(15)	—	(15)	(0.07)	—	(0.07)
Adjusted Net Income - Non-GAAP	$640	—	$685	$2.80	—	$3.00

(a)Special charges, net of tax includes costs we expect to incur in connection with the restructuring plan initiated in 2020.

(b)Gain on disposition, net of tax includes the gain on the sale of TRU Canada.

TEXTRON INC.
Non-GAAP Financial Measures (Continued)
(Dollars in millions, except per share amounts)

Manufacturing Cash Flow Before Pension Contributions
Manufacturing cash flow before pension contributions adjusts net cash from operating activities (GAAP) for the following:
•Deducts capital expenditures and includes proceeds from the sale of property, plant and equipment to arrive at the net capital investment required to support ongoing manufacturing operations;
•Excludes dividends received from Textron Financial Corporation (TFC) and capital contributions to TFC provided under the Support Agreement and debt agreements as these cash flows are not representative of manufacturing operations;
•Adds back pension contributions as we consider our pension obligations to be debt-like liabilities. Additionally, these contributions can fluctuate significantly from period to period and we believe that they are not representative of cash used by our manufacturing operations during the period.
While we believe this measure provides a focus on cash generated from manufacturing operations, before pension contributions, and may be used as an additional relevant measure of liquidity, it does not necessarily provide the amount available for discretionary expenditures since we have certain non-discretionary obligations that are not deducted from the measure.

	Three months ended
	April 3, 2021	April 4, 2020
Net Cash from Operating Activities - GAAP	$107	$(393)
Less: Capital expenditures	(53)	(50)
Plus: Total pension contribution	17	12
Proceeds from the sale of property, plant and equipment	—	1
Manufacturing Cash Flow Before Pension Contributions - Non-GAAP	$71	$(430)

	2021 Outlook
Net Cash from Operating Activities - GAAP	$950	—	$1,050
Less: Capital expenditures		(400)
Plus: Total pension contribution		50
Manufacturing Cash Flow Before Pension Contributions - Non-GAAP	$600	—	$700